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                                                                   Exhibit 10.53
                                                                   -------------

                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 1st day of January, 1999, by and between UNITED INTERNET TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and BRIAN SHUSTER ("Employee"), with reference to the following facts:


          A. Employee has been serving as a consultant to the Company in a satisfactory and capable manner pursuant to an oral agreement between Employee and the Company.

          B. The Company has requested that Employee enter into a written employment agreement with the Company with respect to matters relating to employment with the Company, and Employee has agreed to do so, upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the terms and conditions and the mutual agreements and covenants set forth herein, the parties hereto agree as follows:

          1.   SCOPE OF EMPLOYMENT.
               -------------------

               1.1  Capacity.  Company hereby continues to employ Employee and
                    --------
Employee hereby accepts continued employment as President of the Company. Employee shall report to the Board of Directors of Company and perform the services and duties customarily incident to such office and as otherwise decided upon by the Board of Directors.

               1.2  Devotion of Services.  Employee shall devote his entire
                    --------------------
productive time, ability and attention exclusively to the business of Company, including the needs of the licensees of the Company's technology, as reasonably required from time to time, during the term of this Agreement, except for passive investments, charitable and non-profit enterprises and any other business investments which do not interfere with his duties hereunder and which are not competitive with Employer's activities (except as the owner of less than 2% of the issued and outstanding capital stock of a publicly traded corporation), and except for involvement in United Leisure Corporation, the parent of the Company, and United Film Distributors, Inc., for which Employee may devote such time as necessary, provided that it does not interfere with his duties to the Company hereunder. Employee shall perform and discharge well and faithfully those duties assigned him by the Company. Employee shall perform his services under this Agreement in Los Angeles County, California, or such other location as is acceptable to Employee.

          2.   TERM.  Subject to Section 6 herein, the initial term of this
               ----
Agreement shall commence as of the date of this Agreement and shall continue and remain in full force and effect for a period of five (5) years. The term of this Agreement shall be extended at the end of each year of its term for an additional one-year period unless either party gives the other written notice of intention to terminate the Agreement at the end of its then current five-year term, such notice to be
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given at least 60 days prior to the end of the completion of the first year of the five-year term then in effect. For example, if no notice of termination is given by either party during the first full year of this Agreement, but it is intended by one party that this Agreement terminate at the earliest possible date, written notice of such termination must be given at least 60 days before December 31, 2000 in order that this Agreement terminate on December 31, 2005.

          3.   COMPENSATION.
               ------------

               3.1  Salary and Bonus.  In consideration of the services to be
                    ----------------
rendered by Employee hereunder, including without limitation any services rendered as an officer or director of the Company or any subsidiary or affiliate thereof, during the term of this Agreement, the Company shall pay to Employee the following:

               (a) A salary in the initial amount of $240,000.00 per annum (the "Base Salary"). Employee shall be entitled to an increase in Base Salary of 10% per annum, effective on January 1 of each year of the term of this Agreement.

               (b) The Board of Directors may, in its sole and absolute discretion, grant Employee a bonus from time to time, in such amount and in such form, as the Board of Directors shall determine.

               (c) All payments to Employee shall be subject to the regular withholding requirements of all appropriate governmental taxing authorities.

               (d) If the Company's Board of Directors and/or any committee thereof grants options to senior members of management of the Company and/or its subsidiaries, the Board of Directors and/or such committee shall consider in good faith granting a reasonable amount of options to Employee.

               3.2  Other Benefits.  Employee shall be entitled to participate
                    --------------
in any medical and insurance plan which the Company is presently providing or may provide to its senior executives. Employee acknowledges that the terms of such plans may change from time to time. Furthermore, Employee shall be entitled to receive the same automobile, life insurance policy and all other benefits which he presently is receiving.

               3.3  Expenses.  The Company will advance to or reimburse Employee
                    --------
for all reasonable travel and entertainment required by the Company and other reasonable expenses incurred by the Employee in connection with the performance of his services under this Agreement in accordance with Company policy as established from time to time.

          4.   INVENTIONS.
               ----------

               4.1  Right to Inventions.  Employee agrees that any discoveries,
                    -------------------
inventions or improvements of whatever nature (collectively "Inventions") made or conceived by Employee, solely or jointly with others, during the term of his employment with the Company, that are made with the Company's equipment, supplies, facilities, trade secrets or time; or that relate, at the time

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of conception of or reduction to practice, to the business of the Company or the
Company's actual or demonstrably anticipated research or development; or that result from any work performed by Employee for the Company, shall belong to the Company. Employee also agrees that the Company shall have the right to keep any such Inventions as trade secrets, if the Company so chooses. In order to permit the Company to claim rights to which it may be entitled, Employee agrees to disclose to the Company in confidence all Inventions that Employee makes during the course of his employment and all patent applications filed by Employee within three (3) years after termination of his employment. Employee shall (a) assist the Company in obtaining patents on all Inventions deemed patentable by the Company in the United States and in all foreign countries and (b) execute all documents and do all things necessary to obtain letters patent to vest the Company with full and extensive titles thereto and to protect the same against infringement by others. For the purposes of this Agreement, an Invention is deemed to have been made during the period of Employee's employment if the Invention was conceived or first actually reduced to practice during that period, and Employee agrees that any patent application filed within three (3) years after termination of his employment with the Company shall be presumed to relate to an Invention made during the term of Employee's employment unless Employee can provide evidence to the contrary.

               4.2  Assignment of Inventions and Patents.  In furtherance of,
                    ------------------------------------
and not in contravention, limitation and/or in place of, the provisions of
Section 4.1 above, the Company hereby notifies Employee of California Labor Code
Section 2870, which provides:

          "Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of his or her rights in an invention to his or her employer shall not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee's own time, and (a) which does not relate (1) directly or indirectly to the business of the employer or (2) to the employer's actual or demonstrably anticipated research or development, or (b)which does not result from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable."

          Employee acknowledges that he has been notified by the Company of this law, and understands that this Agreement does not apply to Inventions which are otherwise fully protected under the provisions of said Labor Code Section 2870. Therefore, Employee agrees to promptly disclose in writing to the Company all Inventions, whether Employee personally considers them patentable or not, which Employee alone, or with others, conceives or makes during his employment with the Company or as is otherwise required and set forth under Section 4.1 above. The Company shall hold said information in strict confidence to determine the applicability of California Labor Code Section 2870 to said Invention and, to the extent said Section 2870 does not apply, Employee hereby assigns and agrees to assign all his right, title and interest in and to those Inventions which relate to business of the Company and Employee agrees not to disclose any of these Inventions to others without the prior written express consent of the Company. Employee agrees to notify the Company in writing prior to making any disclosure or performing any work during the term of his employment with the Company which may conflict with any proprietary rights or technical know-how claimed by Employee as his property. In the event that Employee fails to give the Company

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notice of such conflict, Employee agrees that Employee shall have no further right or claim with respect to any such conflicting proprietary rights or technical know-how.

          5.   CONFIDENTIALITY.
               ---------------

               5.1  Restrictions on Use of Trade Secrets and Records. During
                    ------------------------------------------------
the term of his employment, Employee will have access to and become acquainted with various trade secrets of the Company, consisting of formulas, patterns, devices, secret Inventions, processes, compilations of information, records and specifications (collectively "Trade Secrets"), all of which are owned by the Company and used in the operation of the Company's business. Additionally, Employee will have access to and may become acquainted with various files, records, customer lists, documents, drawings, specifications, equipment and similar items relating to the business of the Company (collectively "Confidential Information"). All such Trade Secrets and Confidential Information, whether they are designed, conceived or prepared by Employee or come into Employee's possession or knowledge in any other way, are and shall remain the exclusive property of the Company and shall not be removed from the premises of the Company under any circumstances whatsoever without the prior written consent of the Company. Employee promises and agrees that he will not use for himself or for others, or divulge or disclose to any other person or entity, directly or indirectly, either during the term of his employment by the Company or at any time thereafter, for his own benefit or for the benefit of any other person or entity or for any reason whatsoever, any of the Trade Secrets or Confidential Information described herein, which he may conceive, develop, obtain or learn about during or as a result of his employment by the Company unless specifically authorized to do so in writing by the Company.

               5.2  Non-Interference.  Employee recognizes that  the Company has
                    ----------------
invested substantial effort in developing its technology and a list of present and potential licensees and customers therefor. As a result, and particularly because of the Company's many types of confidential business information, Employee understands that any solicitation of a customer or employee of the Company, in an effort to get them to change business affiliations, would presumably involve a misuse of the Company's confidences, Trade Secrets and Confidential Information. Employee therefore agrees that, for a period of one
(1) year from the later of the date of termination of Employee's employment with the Company for any reason whatsoever or the receipt by Employee of any compensation paid to Employee by the Company, Employee will not influence, or attempt to influence, existing employees or customers of the Company in an attempt to divert, either directly or indirectly, their services or business from the Company.

          6.   TERMINATION OF AGREEMENT.
               ------------------------

               6.1  Termination by the Company.  The Company may terminate
                    --------------------------
Employee's employment hereunder at any time for cause without payment of severance or similar benefits. For purposes of this Section 6.1, "cause" shall mean the following events: any willful breach of duty by Employee in the course of his employment, the breach of any provision of this Agreement or any misrepresentation by Employee hereunder, misconduct, neglect or negligence in the performance of Employee's duties and obligations, disloyal, dishonest, willful misconduct, illegal, immoral or unethical conduct by Employee, such carelessness or inefficiency in the performance of his duties that Employee is unfit to continue in the service of the Company, failure

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of Employee to comply with the policies or directives of the Company and/or failure to take direction from the Company's Board of Directors, or such other conduct which is substantially detrimental to the best interests of the Company. Any such termination shall become effective upon delivery of written notice to Employee.

               6.2  Termination by Employee.  Employee may terminate his
                    -----------------------
employment hereunder at any time for cause. For purposes of this Section 6.2, "cause" shall mean the breach of any provision of this Agreement by the Company which is not cured within thirty (30) days after Employee delivers written notice to the Company's Board of Directors describing such breach. If the breach is not so cured within such thirty (30) days after delivery of such notice, the termination of employment shall become effective after the expiration of such cure period.

               6.3  Death or Disability.  Employee's employment with the Company
                    -------------------
shall cease upon the date of Employee's death and the Company shall be obligated to pay to Employee's estate compensation only through the date of death. In the event Employee becomes physically or mentally disabled so as to become unable for more than one hundred eighty (180) days in the aggregate in any twelve (12) month period to perform his duties on a full-time basis with reasonable accommodations, the Company may, at its sole and absolute discretion, terminate this Agreement, Employee's employment and its obligation to pay Employee from and after the date of termination.

               6.4  Effect of Termination.  Upon the termination of Employee's
                    ---------------------
employment hereunder or the expiration or termination of the Agreement, the Company shall pay Employee all compensation accrued and outstanding as of the date of such termination or expiration, and notwithstanding anything to the contrary contained herein, the rights and obligations of each party under Paragraphs 4, 5 and 8 herein shall survive such termination or expiration. Notwithstanding anything to the contrary contained in this Agreement if, prior to the end of any five (5) year term, Employer terminates this Agreement without cause or Employee terminates this Agreement with cause, Employee shall continue to receive all of the compensation and other benefits provided for in Paragraph 3 for the remainder of said then-current five (5) year term.

          7.   EMPLOYEE'S REPRESENTATIONS.  As an inducement for the Company to
               --------------------------
execute this Agreement, Employee represents and warrants to the Company that the negotiation, execution and delivery of this Agreement by Employee together with the performance of his obligations hereunder does not breach or give rise to a breach under any employment, confidentiality, non-disclosure, non-competition or any other agreement, written or oral, to which Employee is a party.

          8.   EQUITABLE REMEDIES.
               ------------------

               8.1  Injunctive Relief.  Employee acknowledges and agrees that
                    -----------------
the covenants set forth in Paragraphs 4 and 5 herein are reasonable and necessary for protection of the Company's business interests, that irreparable injury will result to the Company if Employee breaches any of the terms of said covenants and that, in the event of Employee's actual or threatened breach of said covenants, the Company will have no adequate remedy at law. Employee accordingly agrees that in the event of actual or threatened breach of any of such covenants, the Company shall be entitled to immediate injunctive and other equitable relief, without bond and without the necessity

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of showing actual monetary damages. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovering of any damages which it is able to prove. Each of the covenants in Paragraphs 4 and 5 shall be construed as independent of any other covenants or provisions of this Agreement. In the event of any judicial determination that any of the covenants set forth in Paragraphs 4 and 5 herein or any other provisions of the Agreement are not fully enforceable, it is the intention and desire of the parties that the court treat said covenants as having been modified to the extent deemed necessary by the court to render them reasonable and enforceable and that the court enforce them to such extent.

               8.2  Specific Enforcement.  Employee agrees and acknowledges
                    --------------------
that he is obligated under this Agreement to render services of a special, unique, unusual, extraordinary and intellectual character, thereby giving this Agreement peculiar value, so that the loss thereof could not be reasonable or adequately compensated in damages in an action at law. Therefore, in addition to other remedies provided by law, the Company shall have the right, during the term of this Agreement, to obtain specific performance hereof by Employee and to obtain injunctive relief against the performance of service elsewhere by Employee during the term of this Agreement.

          9.   GENERAL.
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               9.1  Entire Agreement.  This Agreement contains the entire
                    ----------------
understanding between the parties hereto and supersedes all other oral and written agreements or understandings between them.

               9.2  Amendment.  This Agreement may not be modified, amended,
                    ---------
altered or supplemented except by written agreement between Employee and the Company.

               9.3  Counterparts.  This Agreement may be executed in two (2) or
                    ------------
more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

               9.4  Jurisdiction.  Each party hereby consents to the exclusive
                    ------------
jurisdiction of the state and federal courts sitting in Los Angeles County, California, in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each party further agrees that personal jurisdiction over him may be effected by service of process by registered or certified mail addressed as provided in Section 9.9 herein, and that when so made shall be as if served upon him personally within the State of California.

               9.5  Expenses.  In the event an action at law or in equity is
                    --------
required to enforce or interpret the terms and conditions of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs in addition to any other relief to which that party may be entitled.

               9.6  Interpretation.  The headings herein are inserted only as a
                    --------------
matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement or

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the intent of any provisions thereof. No provision of this document is to be interpreted for or against any party because that party or party's legal representative drafted it.

               9.7  Successors and Assigns.  This Agreement shall be binding
                    ----------------------
upon, and inure to the benefit of, the parties hereto and their heirs, successors, assigns and personal representatives. As used herein, the successors of the Company shall include, but not be limited to, any successor by way of merger, consolidation, sale of all or substantially all of its assets or similar reorganization. In no event may Employee assign any rights or duties under this Agreement.

               9.8  Controlling Law; Severability.  The validity and
                    -----------------------------
construction of this Agreement or of any of its provisions shall be determined under the laws of the State of California. Should any provision of this Agreement be invalid either due to the duration thereof or the scope of the prohibited activity, such provision shall be limited by the court to the extent necessary to make it enforceable and, if invalid for any other reason, such invalidity or unenforceability shall not affect or limit the validity and enforceability of the other provisions hereof.

               9.9  Notices.  Any notice required or permitted to be given under
                    -------
this Agreement shall be sufficient if in writing and if personally received by the party to whom it is sent or delivered, or if sent by registered or certified mail, postage prepaid, to Employee's residence in the case of notice to Employee, or to its principal office if to the Company. A notice is deemed received or delivered on the earlier of the day received or three (3) days after being sent by registered or certified mail in the manner described in this Section.

               9.10 Waiver of Breach.  The waiver by any party hereto of a
                    ----------------
breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              UNITED INTERNET TECHNOLOGIES, INC.


                              By:    /s/ Harry Shuster
                                  ---------------------------

                              Title: Chief Executive Officer
                                     ------------------------



                                 /s/ Brian Shuster
                              ------------------------------
                                          BRIAN SHUSTER

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                                   AGREEMENT
                                   ---------

     AGREEMENT dated as of January 1, 1999, by and among United Leisure Corporation, a Delaware corporation ("ULC"), United Internet Technologies, Inc., a Delaware corporation ("UIT") and a wholly-owned subsidiary of ULC, and Brian Shuster ("Shuster").

     WHEREAS, UIT and Shuster have entered into that certain Employment Agreement dated as of January 1, 1999 (the "Employment Agreement"); and

     WHEREAS, Shuster is the President of UIT, and a director and principal stockholder of ULC; and

     WHEREAS, the parties wish to provide for certain other matters related to Shuster's employment and compensation;

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Pursuant to Section 1.2 of the Employment Agreement, Shuster is permitted to engage in certain business activities other than his obligations to serve as President of UIT, including involvement in ULC. Consistent with that provision, UIT agrees to make available Shuster's services to consult for ULC on a variety of matters. Shuster consents to this arrangement.

     2. For making available the services of Shuster as contemplated by Paragraph 1 above, ULC agrees to pay to UIT the sum of $5,000 per month. No portion of this amount shall be paid to Shuster, which Shuster expressly acknowledges.

     3. Shuster further agrees that UIT may credit against his salary under the Employment Agreement any amounts he actually receives from Genisys Reservation Systems, Inc. and its affiliates, including its wholly-owned subsidiary, Netcruise Interactive, Inc. ("NII"), pursuant to that certain Agreement dated as of July 23, 1998, for consulting services rendered by Shuster to NII from and after January 1, 1999.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

UNITED LEISURE CORPORATION             UNITED INTERNET TECHNOLOGIES, INC.

By   /s/ Harry Shuster                 By  /s/ Harry Shuster
   ---------------------------            -------------------------------
     Harry Shuster                         Harry Shuster
Title: Chief Executive Officer         Title: Chief Executive Officer

                                       By  /s/ Brian Shuster
                                          -------------------------------
                                          Brian Shuster